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                                                                     EXHIBIT a.2



                              CERTIFICATE OF TRUST

                                       OF

                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND

         The undersigned, constituting the sole member of the Board of Trustees of the Calamos Convertible and High Income Fund (the "Trust"), in order to form a Delaware statutory trust pursuant to Section 3810 of the Delaware Statutory Trust Act, hereby certifies the following:

         1. The name of the Delaware statutory trust is Calamos Convertible and High Income Fund.

         2. Prior to the issuance of beneficial interests, the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

         3. Notice is hereby given that pursuant to Section 3804 of the Delaware Statutory Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         4. The registered office of the Trust in Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         5. The registered agent for service of process on the Trust is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         6. This Certificate of Trust shall be effective on the date it is filed with the Office of the Delaware Secretary of State.

         IN WITNESS WHEREOF, the undersigned Trustee of the Trust has executed this Certificate as of the 12th day of March, 2003.




                                     s/ John P. Calamos
                                     ----------------------------
                                     John P. Calamos
                                     Trustee